Exhibit 10.3

FTD COMPANIES, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “option”) to purchase shares of the Common Stock of FTD Companies, Inc. (the “Corporation”):

Optionee:	_______________________
Grant Date:	_______________________
Exercise Price:	________ per share
Number of Option Shares:	_________________shares
Expiration Date:	_______________________
Type of Option:	_________________________
Exercise Schedule:

The option shall become exercisable in a series of _______ successive equal installments starting with ____% on _____________ and continuing with ____% on each of the first _________ anniversaries thereafter upon Optionee’s continuation in Service through each such vesting date.  Except as may otherwise be provided in the attached Stock Option Agreement, the option shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the option is granted subject to and in accordance with the terms of the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

Employment at Will.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without Cause, subject to local law and the terms of any employment agreement.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the Stock Option Agreement attached as Exhibit A or in the Plan.

DATED: __________________

FTD COMPANIES, INC.
By:

Title: Name: Signature:

ATTACHMENTS

EXHIBIT A --- STOCK OPTION AGREEMENT

EXHIBIT A

FTD COMPANIES, INC.

STOCK OPTION AGREEMENT

RECITALS

A.The Corporation has implemented the Plan for the purpose of providing eligible persons in the Corporation’s Service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their Service relationship with the Corporation.

B.Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan unless otherwise defined in the Grant Notice or this Agreement, including on Appendix A attached hereto.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Option.  The Corporation has awarded to Optionee, as of the Grant Date, the option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.Option Term.  The term of this option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

4.Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.Cessation of Service.  The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)    Except as otherwise expressly provided in subparagraphs (b) through (f) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the three (3)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(b)    In the event Optionee ceases Service by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the close of business on the last business day coincident with or immediately preceding the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.  Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(c)    Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Service.  In no event, however, shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(d)    The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable U.S. federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(e)    Should Optionee’s Service be terminated for Cause, or should Optionee engage in any other conduct, while in Service or during the exercisability period following cessation of Service, that is materially detrimental to the business or affairs of the Corporation, as determined in the sole discretion of the Plan Administrator, then this option, whether or not vested and exercisable at the time, shall terminate immediately and cease to be outstanding.

(f)    Should Optionee’s Service terminate by reason of an Involuntary Termination within twenty-four (24) months following a Change in Control, and while this option or a Replacement Award (as defined below), as applicable, is outstanding, then this option or such Replacement Award, as applicable shall remain so outstanding until the close of business on the last business day coincident with or immediately preceding the earlier to occur of (i) the expiration of the twelve (12)-month period measured from the date of such Involuntary Termination or (ii) the Expiration Date.

(g)    During the limited period of post-Service exercisability provided under this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time of termination of Service vested and exercisable.  Except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 6 below, following Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the close of business on the last business day coincident with or immediately preceding the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

6.Special Acceleration of Option.

(a)    This option, to the extent outstanding at the time of an actual Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.  However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) a Replacement Award is provided by the successor entity (or parent thereof) to Optionee in accordance with Paragraph 6(c) to assume, convert or replace this option (a “Replaced Award”); or (ii) this option is replaced with a cash retention program of the successor entity (or parent thereof) which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same Exercise Schedule for those Option Shares set forth in the Grant Notice. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder to the extent applicable.

(b)     Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent it is assumed, converted or replaced in the form of a Replacement Award.

(c)    For purposes of this Agreement, a “Replacement Award” means an award: (i) of the same type (e.g., time-based stock options) as the Replaced Award; (ii) that has a value at least equal to the value of the Replaced Award; (iii) that relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; (iv) if Optionee is subject to U.S. federal income tax under the Code, the tax consequences of which to Optionee under the Code are not less favorable to Optionee than the tax consequences of the Replaced Award; and (v) the other terms and conditions of which are not less favorable to Optionee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).  A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code.  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied.  The determination of whether the conditions of this Paragraph 6(c) are satisfied will be made by the Plan Administrator, as constituted immediately before the Change in Control, in its sole discretion.

(d)    In the event of a Replacement Award, the Replaced Award shall be appropriately adjusted, immediately after such Change in Control, including, if applicable, to apply to the number and class of securities into which the shares of Common Stock subject to the Replaced Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made, as applicable, to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor entity (or parent thereof) may, in connection with the Replacement Award, but subject to the Plan Administrator’s approval prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange.

(e)    Immediately upon an Involuntary Termination of Optionee’s Service within twenty-four (24) months following a Change in Control in which Optionee is provided a Replacement Award, the Replacement Award, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically vest and become exercisable with respect to all of the Option Shares at the time subject to the Replacement Award and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.  In no event, however, shall the number of additional Option Shares for which the Replacement Award becomes exercisable on such an accelerated basis exceed the number of Option Shares for which the Replacement Award is not otherwise exercisable at the time of such Involuntary Termination in accordance with the normal Exercise Schedule. The balance credited to any cash retention program maintained for Optionee pursuant to Paragraph 6(a) at the time of his or her Involuntary Termination within twenty-four (24) months following a Change in Control shall also fully vest and become immediately payable upon such Involuntary Termination.

(f)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.Adjustment in Option.  Option Shares and the other terms of this option shall be subject to adjustment upon certain corporate events as set forth in Article One, Section

V(F) of the Plan. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option.

8.Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares, and the holder of this option shall have no rights to dividends, DER Awards or dividend equivalents with respect to this option.

9.Manner of Exercising Option.

(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)    Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation, either directly or through an on-line internet transaction with a brokerage firm authorized by the Corporation to effect such option exercises, of the exercise of this option for one or more Option Shares.

(ii)    Pay the aggregate Exercise Price for the purchased Option Shares in one or more of the following forms:

(A)cash or check made payable to the Corporation;

(B)withholding by the Corporation of shares of Common Stock otherwise issuable under the option in satisfaction of the Exercise Price, with such withheld shares of Common Stock valued at Fair Market Value on the Exercise Date; or

(C)through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a sufficient portion of the purchased Option Shares so that such brokerage firm can remit to the Corporation, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Withholding Taxes and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii)    Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)    Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.

(b)    As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form), with the appropriate legends affixed thereto.

(c)    In no event may this option be exercised for any fractional shares.

10.Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock is listed for trading at the time of such exercise and issuance.

(b)    The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

11.Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices and directed to the attention of the Stock Plan Administrator.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Corporation’s employee records or shall be delivered electronically to Optionee through the Corporation’s electronic mail system.  All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

15.Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.  In no event shall the option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

16.Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to remain in Employee status for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Employee status at any time for any reason, with or without Cause, subject to local law and the terms of any employment agreement.

17.Nature of Grant; No Entitlement; No Claim for Compensation.  In accepting the grant of this option for the number of Option Shares as specified above, Optionee acknowledges the following:

(a)    The Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time.

(b)    The grant of this option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

(c)    All decisions with respect to future grants of options, if any, will be at the sole discretion of the Plan Administrator.

(d)    Optionee is voluntarily participating in the Plan.

(e)    This option and any Option Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or its Parent or Subsidiaries (including, as applicable, Optionee’s employer) and which are outside the scope of the Optionee’s employment contract, if any.

(f)    This option and any Option Shares acquired under the Plan are not part of Optionee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)    In the event that Optionee’s employer is not the Corporation, the grant of the option will not be interpreted to form an employment contract or relationship with the Corporation and, furthermore, the grant of the option will not be interpreted to form an employment contract with Optionee’s employer or any Parent or Subsidiary.

(h)    The future value of the underlying Option Shares is unknown and cannot be predicted with certainty.

(i)    In consideration of the grant of this option, no claim or entitlement to compensation or damages shall arise from termination of this option or diminution in value of this option or any of the Option Shares issuable under this option from termination of Optionee’s employment by the Corporation or Optionee’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and Optionee irrevocably releases Optionee’s employer, the Corporation and its Parent and Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

18.Data Privacy.

(a)    Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Corporation and its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

(b)    Optionee understands that his or her employer, the Corporation and its Parent and Subsidiaries, as applicable, hold certain personal information about Optionee regarding his or her employment, the nature and amount of Optionee’s compensation and the fact and conditions of Optionee’s participation in the Plan, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any  shares of stock or directorships held in the Corporation and its Parent and Subsidiaries, details of all options, awards or any other entitlement to  shares of stock or stock options awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).  Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country.  Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party.  Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.  Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact his or her local human resources representative.

19.Plan Prospectus.  Optionee may obtain a copy of the official prospectus for the Plan by accessing Optionee’s portfolio on ____________ website (__________).  Optionee may also obtain a printed copy of the prospectus by contacting the Stock Plan Administrator.

20.Optionee Acceptance.  Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation.  In no event shall this option be exercised in the absence of such acceptance.

21.Language Consent.  The following provision will apply to residents of Quebec, Canada:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

22.Special Notifications.  Notwithstanding any provisions in this document to the contrary, Optionee acknowledges that he or she has read the special notifications set forth on Appendix B that supplement the terms set forth herein.

IN WITNESS WHEREOF, FTD Companies, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated in the Grant Notice.

FTD COMPANIES, INC.

By:
Title:

APPENDIX A

The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Stock Option Agreement.

B.Cause shall mean Optionee’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for a termination for Cause.

C.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

D.Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

E.Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

F.Expiration Date shall mean the date specified in the Grant Notice for measuring the maximum term for which the option may remain outstanding.

G.Good Reason shall mean the Optionee’s voluntary resignation from Service following (i) a material reduction in the scope of his or her day-to-day responsibilities with the Corporation (or any Parent or Subsidiary) it being understood that a change in such individual’s title or reporting responsibilities or requirements shall not, in and of itself, be deemed a material reduction, (ii) a material reduction in Optionee’s base salary, or (iii) a relocation of Optionee’s place of employment by more than fifty (50) miles; provided and only if such reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without Optionee’s consent.   In no event, however, shall Optionee’s resignation for any of the foregoing reasons constitute a termination for Good Reason unless each of the following requirements is satisfied: (x) Optionee provides written notice of the clause (i), (ii) or (iii) event to the Corporation (or the Parent or Subsidiary employer) within thirty (30) days after the occurrence of that event, (y) the Corporation (or the Parent or Subsidiary employer) fails to take appropriate remedial action to remedy such event within thirty (30) days after receipt of such notice and (z) Optionee resigns from his or her employment with the Corporation (or the Parent or Subsidiary employer) within ninety (90) days following the initial occurrence of the clause (i), (ii) or (iii) event.

H.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

I.Grant Notice shall mean the Notice of Grant of Stock Option informing Optionee of the basic terms of the option subject to this Agreement.

J.Notice of Exercise shall mean the notice of option exercise in the form authorized by the Corporation.

K.Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

L.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

M.Plan Administrator shall mean the Compensation Committee of the Board (or a subcommittee thereof) acting in its capacity as administrator of the Plan.

N.Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Optionee performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence in effect at the time of such leave, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.  Optionee’s period of Service shall not include any period of notice of termination of employment (whether expressed or implied) during which Optionee is not actively performing services for the Corporation (or any Parent or Subsidiary) and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including, if applicable, Optionee’s contract of employment.

O.Withholding Taxes shall mean the income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be withheld by the Corporation in connection with the exercise of the option, in accordance with the terms of the Plan.

APPENDIX B

SPECIAL NOTIFICATIONS FOR EMPLOYEES IN CANADA AND THE UK
FTD COMPANIES, INC. STOCK OPTION AGREEMENT